Exhibit 99.1

Aquestive Therapeutics Reports Second Quarter 2021 Financial Results, Provides Business Update and Raises Full Year Revenue Guidance

•LibervantTM NDA resubmission accepted, PDUFA goal date of December 23, 2021
•On track to report top-line data from Phase 1 study for AQST-109 epinephrine sublingual film in second half 2021
•Increases full year revenue guidance
•Hosts conference call at 8:00 a.m. ET on August 4, 2021

Warren, N.J., August 3, 2021 – Aquestive Therapeutics, Inc. (NASDAQ:AQST), a pharmaceutical company focused on developing and commercializing differentiated products that address patients’ unmet needs and solve therapeutic problems, today reported financial results for the second quarter ended June 30, 2021 and provided an update on recent developments in its business.

“We continue to make progress, as committed, on the key value drivers for Aquestive. The FDA has accepted for filing the NDA for Libervant and assigned a PDUFA target goal date of December 23, 2021. We are in active dialogue with the FDA and remain focused on bringing our non-invasive and innovative product to the underserved population of patients with refractory epilepsy. Enrollment in the Phase 1 PK study for AQST-109, a potential oral alternative to injectable epinephrine such as EpiPen®, is progressing well and we are on track to report top-line data as promised in the second half of 2021,” said Keith Kendall, Chief Executive Officer of Aquestive. “Moreover, Sympazan and our other on-going business activities generated solid operating results during the first half of 2021. As a result, we have raised our full year revenue expectations and continued to strengthen our capital position. And, finally, we strengthened the management team by adding in June a permanent, experienced CFO in Ernie Toth.”

Libervant™
Libervant™ is a buccally, or inside of the cheek, administered soluble film formulation of diazepam, a benzodiazepine intended for rapid treatment of acute uncontrolled seizures in selected, refractory patients with epilepsy on stable regimens of AEDs who require intermittent use of diazepam to control bouts of increased seizure activity. Aquestive is developing Libervant as an alternative to Diastat (diazepam rectal gel), the current standard of care rescue therapy for patients with refractory epilepsy which, as a rectal gel, is invasive, inconvenient, and difficult to administer. As a result, a large portion of the patient population does not receive adequate treatment or foregoes treatment altogether. The Company believes that Libervant, if approved by the U.S. Food and Drug Administration (FDA) for U.S. market access, will enable a larger share of these patients to receive more appropriate treatment by providing consistent therapeutic dosing in a non-invasive and innovative treatment form for epileptic seizures.

The FDA has accepted for filing the resubmission of the New Drug Application (NDA) for Libervant™ (diazepam) Buccal Film for the management of seizure clusters. The FDA has assigned a Prescription Drug User Fee Act (“PDUFA”) target goal date of December 23, 2021. Aquestive received a Complete Response Letter (CRL) from the FDA in September 2020, completed a Type A meeting with the FDA in November 2020 and received further guidance from the FDA in February 2021. Based upon the Agency's guidance, the submission included additional statistical modeling and supporting analyses of the existing clinical data. The Company continues to believe that no additional clinical studies will be required for FDA approval of Libervant for U.S. market access.

Epinephrine
Aquestive continues to advance its developments of two product candidates, AQST-108 and AQST-109, for the treatment of severe allergic reactions, including anaphylaxis, utilizing Aquestive’s PharmFilm® technologies. Aquestive is conducting a two part Phase 1 (pharmacokinetic) PK trial of AQST-109 in Canada and is on track to report top-line data from this study in the second half of 2021. The Company continues to conduct non-clinical modeling analysis of AQST-108 in allergic reactions, including anaphylaxis. We are preparing to request a meeting with the FDA in the second half of 2021 to discuss next steps in the development of AQST-108.

Sympazan®

The Company’s proprietary product Sympazan® (clobazam), an oral film for the treatment of seizures associated with Lennox-Gastaut syndrome, continues to meet key performance metrics. Shipment volume has grown approximately 14% sequentially quarter over quarter and 57% year-over-year. Sympazan saw continued growth in the prescriber base, with over 30% penetration into the Company’s focused group of prescribers, with approximately 78% of those prescribers writing multiple prescriptions.

Second Quarter 2021 Financials
Total revenues were $15.3 million in the second quarter 2021, compared to $21.7 million in the second quarter 2020. Second quarter 2020 included a one-time $12 million recognition of license and royalty revenue as a result of the KYNMOBI® FDA approval. For the second quarter 2021 compared to the prior year period, the Company saw a 57% increase in Sympazan net revenue and a 47% increase in manufacture and supply revenue.

Aquestive’s net loss for the second quarter 2021 was $12.4 million, or $0.33 loss per share. The net loss for the second quarter 2020 was $2.3 million, or $0.07 loss per share. The year-over-year change in net loss was driven by lower revenue and an increase in non-cash interest expense related to the KYNMOBI® monetization transaction, which does not represent a cash output or monetary obligation at any time during the life of the transaction.

Adjusted EBITDA loss was $4.1 million in the second quarter 2021, compared to a $2.9 million gain in the second quarter of 2020. The year-over-year change in adjusted EBITDA was driven by lower revenue as described above.

As of June 30, 2021, cash and cash equivalents were $34.2 million. During the second quarter 2021, Aquestive accessed capital under its "At-The-Market" (ATM) facility resulting in net proceeds of $8.6 million.

2021 Outlook
Sympazan and the Company's other on-going business activities generated strong operating results during the first half of 2021. As a result, the Company has updated its full year expectations as follows:

	Updated Guidance	Prior Guidance
Total revenue (in millions)	$46 to $48	$38 to $42
Non-GAAP adjusted gross margins	70% to 75%	70% to 75%
Non-GAAP adjusted EBITDA loss (in millions)	$39 to $42	$42 to $45

Tomorrow’s Conference Call and Webcast Reminder
The Company will host a conference call at 8:00 a.m. ET on Wednesday, August 4, 2021. Investors and analysts may participate in the conference call by dialing (866) 417-5886 from the U.S. and (409) 217-8235 internationally, followed by the conference ID: 9680078.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at https://investors.aquestive.com/events-and-presentations. The webcast will be archived for 30 days.

About Aquestive Therapeutics
Aquestive Therapeutics is a pharmaceutical company that applies innovative technology to solve therapeutic problems and improve medicines for patients. The Company has commercialized one internally-developed proprietary product to date, Sympazan, has a commercial proprietary product pipeline focused on the treatment of diseases of the central nervous system, or CNS, and other unmet needs, and is developing orally administered complex molecules to provide alternatives to invasively administered standard of care therapies. The Company also collaborates with other pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven capabilities for drug development and commercialization.

Non-GAAP Financial Information
This press release and our webcast earnings call regarding our quarterly financial results contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP adjusted EBITDA loss, non-GAAP adjusted gross margins, non-GAAP adjusted costs and expenses and other adjusted expense measures, because such measures exclude, as applicable, share-based compensation expense, interest expense, interest expense related to the sale of future revenue, interest income, depreciation, amortization, and income taxes.

Specifically, the Company adjusts net income (loss) for loss on the extinguishment of debt; certain non-cash expenses, including share-based compensation expenses; depreciation and amortization; and interest expense related to the sale of future revenue, interest income and other income (expense), net and income taxes, with a result of adjusted EBITDA loss.  Similarly, manufacture and supply expense, research and development expense, and selling, general and administrative expense were adjusted for certain non-cash expenses of share-based compensation expense and depreciation and amortization. Adjusted EBITDA loss and these non-GAAP expense categories are used as a supplement to the corresponding GAAP measures to provide additional insight regarding the Company’s ongoing operating performance.

These measures supplement the Company’s financial results prepared in accordance with GAAP. Aquestive management uses these measures to analyze its financial results, and its future manufacture and supply expenses, gross margins, research and development expense and selling, general and administrative expense and to help make managerial decisions. In management’s opinion, these non-GAAP measures provide added transparency into the operating performance of Aquestive and added insight into the effectiveness of our operating strategies and actions. We may provide one or more revenue measures adjusted for certain discrete items, such as fees collected on certain licensed products, in order to provide investors added insight into our revenue stream and breakdown, along with providing our GAAP revenue. Such measures are intended to supplement, not act as substitutes for, comparable GAAP measures and should not be read as a measure of liquidity for Aquestive. Adjusted EBITDA loss and the other non-GAAP measures are also likely calculated in a way that is not comparable to similarly titled measures reported by other companies.

Non-GAAP Outlook
In providing the outlook for non-GAAP adjusted EBITDA and non-GAAP gross margin, we exclude certain items which are otherwise included in determining the comparable GAAP financial measures. In order to inform our outlook measures of non-GAAP adjusted EBITDA and non-GAAP gross margin, a description of the 2021 and 2020 adjustments which have been applicable in determining non-GAAP Adjusted EBITDA and non-GAAP gross margin for these periods are reflected in the tables below. In providing outlook for non-GAAP gross margin, we adjust for non-cash share-based compensation expense and depreciation and amortization. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period such as share-based compensation expense, income tax, amortization, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results.

Forward-Looking Statement
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the clinical advancement and related timing of Libervant, AQST-108 and AQST-109 through the regulatory and development pipeline; the focus on growing the Company’s commercial sales of Sympazan®; ability to address the concerns identified in the FDA’s Complete Response Letter dated September 25, 2020 regarding the New Drug Application for Libervant and obtain FDA approval of Libervant for U.S. market access; the 2021 financial outlook; and business strategies, market opportunities, and other statements that are not historical facts. These forward-looking statements are subject to the uncertain impact of the COVID-19 global pandemic on our business including with respect to our clinical trials including site initiation, patient enrollment and timing and adequacy of clinical trials; on regulatory submissions and regulatory reviews and approvals of our product candidates; pharmaceutical ingredient and other raw materials supply chain, manufacture, and distribution; sale of and demand for our products; our liquidity and availability of capital resources; customer demand for our products and services; customers’ ability to pay for goods and services; and ongoing availability of an appropriate labor force and skilled professionals. Given these uncertainties, the Company is unable to provide assurance that operations can be maintained as planned prior to the COVID-19 pandemic.

These forward-looking statements are also based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company's development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials and plans for AQST-108, AQST-109 and our other drug candidates; risk of delays in regulatory advancement through the FDA of Libervant, AQST-108, AQST-109 and our other drug candidates or failure to receive approval, including the risk that the FDA may require additional clinical studies for FDA approval of Libervant for U.S. market access; risk of our ability to demonstrate to the FDA “clinical superiority” within the meaning of the FDA regulations of our drug candidate Libervant relative to FDA-approved diazepam rectal gel and nasal spray products including by establishing a major contribution to patient care within the meaning of FDA regulations relative to the approved products as well as risks related to other potential pathways or positions which are or may in the future be advanced to the FDA to overcome the seven year orphan drug exclusivity granted by the FDA for the approved nasal spray product of a competitor in the U.S. and there can be no assurance that we will be successful; risk that a competitor obtains FDA orphan drug exclusivity for a product with the same active moiety as any of our other drug product candidates for which we are seeking FDA approval and that such earlier approved competitor orphan drug blocks such other product candidates in the U.S. for seven years for the same indication; risk that a competitor will obtain other market exclusivity with respect to our product candidates; risk in obtaining market access for our product candidates for other reasons; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risk of development of our sales and marketing capabilities; risk of legal costs associated with and the outcome of our patent litigation challenging third party at risk generic sale of our proprietary products; risk of sufficient capital and cash resources, including access to available debt and equity financing and revenues from operations, to satisfy all of our short-term and longer term cash requirements and other cash needs, at the times and in the amounts needed; risks and uncertainties concerning the royalty and other revenue stream of the KYNMOBI® monetization, achievement of royalty targets worldwide or in any jurisdiction and certain other commercial targets required for contingent payments under the monetization transaction; risk of failure to satisfy all financial and other debt covenants and of any default; short-term and long-term liquidity and cash requirements, cash funding and cash burn; risk related to government claims against Indivior for which we license, manufacture and sell Suboxone® and which accounts for the substantial part of our current operating revenues; risk of eroding market share for Suboxone and risk of a sunsetting product; risks related to the outsourcing of certain marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance of our product and product candidates; the success of any competing products, including generics; risk of the size and growth of our product markets; risks of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company's products; risk of unexpected patent developments; the impact of existing and future legislation and regulatory provisions on product exclusivity; legislation or regulatory actions affecting pharmaceutical product pricing, reimbursement or access; claims and risks that may arise regarding the safety or efficacy of the Company's products and product candidates; including anticipated sales of Sympazan®; risk of loss of significant customers; risks related to legal proceedings, including patent infringement, securities, investigative and antitrust litigation matters; changes in government laws and regulations; risk of product recalls and withdrawals; uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items; and other uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in our Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K filed with the Securities Exchange Commission (SEC). Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

______________________________________________________________________________________________________
PharmFilm®, Sympazan® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc. All other registered trademarks referenced herein are the property of their respective owners.

Investor inquiries:
Westwicke, an ICR Company
Stephanie Carrington
stephanie.carington@westwicke.com
646-277-1282

AQUESTIVE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$34,234	$31,807
Trade and other receivables, net	12,127	6,955
Inventories, net	2,839	2,461
Prepaid expenses and other current assets	1,798	3,402
Total current assets	50,998	44,625
Property and equipment, net	5,791	6,873
Right-of-use assets, net	3,102	3,448
Intangible assets, net	76	102
Other non-current assets	6,908	7,836
Total assets	$66,875	$62,884

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$8,100	$7,089
Accrued expenses	6,583	8,569
Lease liabilities, current	823	728
Deferred revenue, current	642	693
Liability related to the sale of future revenue, current	1,737	1,450
Loans payable, current	5,150	2,575
Total current liabilities	23,035	21,104
Loans payable, net	34,070	34,329
Liability related to the sale of future revenue, net	53,003	47,524
Lease liabilities	2,415	2,846
Deferred revenue	6,351	3,633
Other non-current liabilities	1,770	1,945
Total liabilities	120,644	111,381
Contingencies (note 19)

Stockholders’ deficit:
Common stock, $0.001 par value. Authorized 250,000,000 shares; 38,568,242 and 34,569,254 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	39	35
Additional paid-in capital	159,488	137,725
Accumulated deficit	(213,296)	(186,257)
Total stockholders’ deficit	(53,769)	(48,497)
Total liabilities and stockholders’ deficit	$66,875	$62,884

AQUESTIVE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$15,345	$21,675	$26,467	$30,440
Costs and expenses:
Manufacture and supply	4,466	3,539	7,223	7,198
Research and development	4,262	3,847	7,921	8,201
Selling, general and administrative	13,134	13,894	26,365	28,507
Total costs and expenses	21,862	21,280	41,509	43,906
(Loss) income from operations	(6,517)	395	(15,042)	(13,466)
Other income/(expenses):
Interest expense	(2,757)	(2,747)	(5,518)	(5,518)
Interest expense related to the sale of future revenue, net	(3,466)	—	(6,800)	—
Interest income and other income, net	373	18	321	120
Net loss before income taxes	(12,367)	(2,334)	(27,039)	(18,864)
Income taxes	—	—	—	—
Net loss	$(12,367)	$(2,334)	$(27,039)	$(18,864)
Comprehensive loss	$(12,367)	$(2,334)	$(27,039)	$(18,864)

Net loss per share - basic and diluted	$(0.33)	$(0.07)	$(0.74)	$(0.56)
Weighted-average number of common shares outstanding - basic and diluted	37,065,300	33,589,174	36,318,437	33,579,434

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - Net Loss to Adjusted EBITDA
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net loss	$(12,367)	$(2,334)	$(27,039)	$(18,864)
Share-based Compensation Expense	1,721	1,765	$3,228	$3,625
Interest expense	2,757	2,747	$5,518	$5,518
Interest expense related to the sale of future revenue, net	3,466	—	$6,800	$—
Interest income and other income, net	(373)	(18)	$(321)	$(120)
Income Taxes	—	—	$—	$—
Depreciation and Amortization	742	754	$1,497	$1,520
Total non-GAAP adjustments	$8,313	$5,248	$16,722	$10,543
Adjusted EBITDA	$(4,054)	$2,914	$(10,317)	$(8,321)

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - GAAP Expenses to Adjusted Expenses
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total costs and expenses	$21,862	$21,280	$41,509	$43,906
Non-GAAP adjustments:
Share-based compensation expense	(1,721)	(1,765)	(3,228)	(3,625)
Depreciation and amortization	(742)	(754)	(1,497)	(1,520)
Adjusted costs and expenses	$19,399	$18,761	$36,784	$38,761

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - GAAP Manufacture & Supply Expense to Adjusted Manufacture and Supply Expense
(In Thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Manufacture and Supply Expense	$4,466	$3,539	$7,223	$7,198
Gross Margin on total revenue	71%	84%	73%	76%
Non-GAAP adjustments:
Share-based compensation expense	(71)	(72)	(153)	(135)
Depreciation and amortization	(580)	(617)	(1,165)	(1,163)
Adjusted manufacture and supply expense	$3,815	$2,850	$5,905	$5,900
Non-GAAP Gross Margin on total revenue	75%	87%	78%	81%

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - GAAP Research and Development Expense to Adjusted Research and Development Expense
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and Development Expense	$4,262	$3,847	$7,921	$8,201
Non-GAAP adjustments:
Share-based compensation expense	(208)	(183)	(440)	(365)
Depreciation and amortization	(52)	(59)	(109)	(119)
Adjusted research and development expense	$4,002	$3,605	$7,372	$7,717

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - GAAP Selling, General and Administrative Expenses to Adjusted Selling, General and
Administrative Expenses
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Selling, General and Administrative Expenses	$13,134	$13,894	$26,365	$28,507
Non-GAAP adjustments:
Share-based compensation expense	(1,442)	(1,510)	(2,635)	(3,125)
Depreciation and amortization	(110)	(78)	(223)	(238)
Adjusted selling, general and administrative expenses	$11,582	$12,306	$23,507	$25,144